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                               EXHIBIT (21)

               THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                     ================================
                               Subsidiaries
                              ---------------

                                             Organized Under
                                                the Laws of
                                             --------------------

The Procter & Gamble Manufacturing Company     Ohio

The Procter & Gamble Distributing Company      Ohio

The Procter & Gamble Paper Products Company    Ohio

The Folger Coffee Company                      Ohio

Procter & Gamble Far East, Inc.                Ohio

Richardson-Vicks Inc.                          Delaware

Procter & Gamble Benelux                       Belgium

Procter & Gamble Inc.                          Canada

Procter & Gamble France                        France

Procter & Gamble GmbH                          Germany

Procter & Gamble Italia, S.p.A.                Italy

Procter & Gamble de Mexico, S.A. de C.V.       Mexico

Procter & Gamble Philippines, Inc.             Philippines

Procter & Gamble A.G.                          Switzerland

Procter & Gamble Limited                       United Kingdom

Procter & Gamble de Venezuela, C.A.            Venezuela


In addition to the subsidiaries listed above there are other subsidiary companies and 50% owned affiliates which if considered in the aggregate, would not constitute a significant subsidiary.